Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman

Senior Vice President - Finance

Horace Mann Educators Corporation

(217) 788-5708

www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR SECOND QUARTER

SPRINGFIELD, Ill., August 1, 2007 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $23.1 million (52 cents per share) and $46.4 million ($1.04 per share) for the three and six months ended June 30, 2007, respectively, compared to net income of $27.5 million (61 cents per share) and $50.7 million ($1.11 per share) for the same periods in 2006. Included in net income was a net realized loss on securities of $0.9 million ($0.6 million after tax, or 1 cent per share) for the second quarter of 2007 and net realized gains of $2.6 million ($1.7 million after tax, or 4 cents per share) for the six months ended June 30, 2007. In 2006, net realized investment gains were $1.7 million ($1.1 million after tax, or 2 cents per share) and $4.5 million ($2.9 million after tax, or 6 cents per share) for the respective three and six month periods. All per-share amounts are stated on a diluted basis.

“Horace Mann is off to a strong start in 2007. The second quarter represented another solid earnings period for the company, exceeding our expectations in spite of being down somewhat from an exceptionally good second quarter in 2006,” said Louis G. Lower II, President and Chief Executive Officer. “In our property and casualty segment, the current quarter and six months’ combined ratios excluding catastrophes and prior years’ reserve development of approximately 90 percent exceeded prior year but were generally consistent with our expectations. Catastrophe losses in the quarter were within our expected range and compared favorably to a very active prior year period. Favorable prior years’ reserve development continued in the second quarter, although below last year’s level. Annuity segment earnings exceeded our expectations in the quarter and were well ahead of prior year, driven by increased investment spreads, contract charges and market performance.”

“Our growth initiatives demonstrated continued progress as well,” continued Lower. “While total new auto unit sales were down in the second quarter compared to prior year, virtually all of the decrease was a by-product of our property catastrophe risk mitigation efforts in Florida. Through six months, total new auto sales units increased 7 percent, including a 9 percent growth in units sold to new auto policyholders. This sales growth, along with continued improvements in retention, resulted in another sequential increase in total auto policies in force, driven primarily by growth in educator policies which have increased 5 percent over the past 12 months.”

1

Segment Earnings

Net income for the property and casualty segment of $17.9 million for the quarter decreased $4.7 million compared to the same period in 2006 with year-to-date income down $4.1 million. The current year property and casualty combined ratios were 89.1 percent and 89.3 percent for the second quarter and six months, respectively, compared to 83.8 percent and 86.8 percent in the prior year periods. Pretax catastrophe costs in the current quarter were $4.9 million compared to $8.8 million incurred in the second quarter of 2006, which included $1.4 million due to unfavorable development of prior years’ catastrophe reserves. Favorable prior years’ reserve development totaling $5.6 million was recorded in the current quarter, all of which was related to non-catastrophe claims. Favorable non-catastrophe reserve development of $9.5 million was recorded in the second quarter of 2006.

Annuity segment net income of $5.1 million for the quarter increased $2.4 million compared to the second quarter of 2006, producing a comparable year-to-date increase. In addition to double-digit increases in the interest margin and contract charges earned, there was a positive effect from valuations of deferred policy acquisition costs and value of acquired insurance in force in the current period. Life segment net income of $3.6 million for this year’s second quarter and $7.2 million for the six months were each comparable to a year earlier, as growth in investment income offset higher mortality costs.

Segment Revenues

The company’s total premiums written and contract deposits increased approximately 2 percent for both the quarter and six months compared to the prior year. The additional costs associated with the company’s property and casualty catastrophe reinsurance program represented decreases to current period premiums of $0.2 million and $1.1 million for the three and six months, respectively. Property and casualty second quarter premiums written reflected a slight increase as growth in average property premium per policy more than offset a decrease in average auto premium per policy and the higher reinsurance premium.

Annuity new contract deposits increased 6 percent compared to both the three and six months ended June 30, 2006 due to growth in scheduled annuity deposit receipts. For the six months, deposits to fixed accounts increased 7 percent, and variable annuity deposits increased 4 percent. Life segment insurance premiums and contract deposits increased 1 percent compared to the three months ended June 30, 2006 and decreased 1 percent compared to the first half of 2006.

Sales and Distribution

Total new auto sales units increased 7 percent compared to the first half of 2006. Annuity new business decreased 11 percent for the six months compared to a year earlier. In 2006, annuity sales benefitted from increased opportunities for rollover deposits in six states that had initiated programs allowing educators to privatize a portion of their retirement funds. The current period also reflected a decline in fixed indexed annuity partner product sales.

2

“While the decline in current year annuity sales is disappointing, we are pleased with the growth in total annuity revenues and accumulated account values as well as the growth in our auto line. Positive results from initiatives such as the property and casualty Educator Segmentation (Pricing) Model and our Product Management Organization are driving improvements in average auto productivity per agent while also supporting Horace Mann’s transition to our new Agency Business Model,” said Lower.

Horace Mann’s career agency force totaled 821 agents at June 30, 2007, a 2 percent decline compared to 12 months earlier. “We expect modest growth in our agency force over the remainder of 2007 with a further increase in total points of distribution coming from the growing number of licensed product specialists supporting agents who adopt the new Agency Business Model,” Lower noted.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

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HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change
DIGEST OF EARNINGS
Net income	$23.1	$27.5	-16.0%	$46.4	$50.7	-8.5%

Net income per share:
Basic	$0.54	$0.64	-15.6%	$1.08	$1.18	-8.5%
Diluted (A)	$0.52	$0.61	-14.8%	$1.04	$1.11	-6.3%
Weighted average number of shares and equivalent shares:
Basic	43.2	43.0		43.2	43.0
Diluted (A)	44.9	45.3		45.1	46.5

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$250.8	$244.6	2.5%	$481.1	$471.6	2.0%

Return on equity (B)				15.0%	11.7%

Property & Casualty GAAP combined ratio	89.1%	83.8%		89.3%	86.8%
Effect of catastrophe costs on the Property & Casualty combined ratio	3.7%	6.5%		2.7%	4.5%

Experienced agents				577	591	-2.4%
Financed agents				244	244	—
Total agents				821	835	-1.7%

Additional Per Share Information

Dividends paid	$0.105	$0.105	—	$0.21	$0.21	—

Book value (C)				$15.08	$12.53	20.4%

Financial Position

Total assets				$6,476.5	$6,003.4	7.9%
Short-term debt				—	—
Long-term debt				199.5	241.4
Total shareholders’ equity				652.5	538.6	21.1%

(A)	Effective December 31, 2004, the Company adopted EITF Consensus 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. Diluted per share information for all periods is presented on a basis consistent with this consensus. Prior to the repurchases in 2006, the Company’s Senior Convertible Notes represented 4.3 million equivalent shares and had annual interest expense of $2.7 million after tax. On May 14, 2007, the Company redeemed all remaining Senior Convertible Notes. For the three and six months ended June 30, 2007, the Senior Convertible Notes represented 0.6 million and 0.9 million equivalent shares and had after tax interest expense of $0.1 million and $0.3 million, respectively.

(B)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.

(C)	Before the fair value adjustment for investments, book value per share was $15.88 at June 30, 2007 and $13.82 at June 30, 2006. Ending shares outstanding were 43,275,184 at June 30, 2007 and 42,999,589 at June 30, 2006.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change
STATEMENTS OF OPERATIONS

Insurance premiums written and contract deposits	$250.8	$244.6	2.5%	$481.1	$471.6	2.0%

Insurance premiums and contract charges earned	$163.5	$162.2	0.8%	$324.7	$324.6	0.0%
Net investment income	55.4	51.5	7.6%	110.3	101.7	8.5%
Net realized investment gains (losses)	(0.9)	1.7		2.6	4.5
Total revenues	218.0	215.4	1.2%	437.6	430.8	1.6%
Benefits, claims and settlement expenses	100.0	90.3		198.4	190.7
Interest credited	31.6	30.3		62.8	60.1
Policy acquisition expenses amortized	18.2	19.0		37.3	36.6
Operating expenses	30.7	31.5	-2.5%	63.2	62.5	1.1%
Amortization of intangible assets	1.3	1.4		2.8	2.9
Interest expense (A)	3.5	3.6		7.2	5.8
Total benefits, losses and expenses	185.3	176.1	5.2%	371.7	358.6	3.7%
Income before income taxes	32.7	39.3	-16.8%	65.9	72.2	-8.7%
Income tax expense	9.6	11.8		19.5	21.5

Net income	$23.1	$27.5	-16.0%	$46.4	$50.7	-8.5%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$134.9	$133.6	1.0%	$259.4	$258.3	0.4%
Involuntary and other property & casualty	0.9	1.0		1.7	1.8
Total Property & Casualty	135.8	134.6	0.9%	261.1	260.1	0.4%

Annuity deposits	89.0	84.2	5.7%	170.5	161.4	5.6%

Life	26.0	25.8	0.8%	49.5	50.1	-1.2%

Total	$250.8	$244.6	2.5%	$481.1	$471.6	2.0%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$17.9	$22.6	-20.8%	$34.7	$38.8	-10.6%

Annuity	5.1	2.7	88.9%	8.5	6.5	30.8%

Life	3.6	3.6	—	7.2	7.0	2.9%

Corporate and other (B)	(3.5)	(1.4)		(4.0)	(1.6)

Net income	23.1	27.5	-16.0%	46.4	50.7	-8.5%

Catastrophe costs, after tax, included above (C)	(3.2)	(5.7)		(4.8)	(7.8)

(A)	The six months ended June 30, 2006 included gains of $0.1 million as a result of repurchasing a portion of the 1.425% Senior Convertible Notes due 2032.

(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

(C)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change
PROPERTY & CASUALTY

Premiums written	$135.8	$134.6	0.9%	$261.1	$260.1	0.4%
Premiums earned	133.6	133.3	0.2%	265.8	267.2	-0.5%
Net investment income	9.3	8.5	9.4%	18.5	16.9	9.5%
Losses and loss adjustment expenses (LAE)	86.9	78.8		172.9	167.7
Operating expenses (includes policy acquisition expenses amortized)	31.0	31.2	-0.6%	62.9	62.3	1.0%
Income before tax	25.0	31.8	-21.4%	48.5	54.1	-10.4%
Net income	17.9	22.6	-20.8%	34.7	38.8	-10.6%

Net investment income, after tax	7.6	7.2	5.6%	15.2	14.3	6.3%

Catastrophe costs, after tax (A)	3.2	5.7		4.8	7.8
Catastrophe losses and LAE, before tax (B) (C)	4.9	8.4		7.4	11.4
Reinsurance reinstatement premiums, before tax	—	0.4		—	0.6

Operating statistics:
Loss and loss adjustment expense ratio	65.0%	59.1%		65.0%	62.8%
Expense ratio	24.1%	24.7%		24.3%	24.0%
Combined ratio	89.1%	83.8%		89.3%	86.8%

Effect of catastrophe costs on the combined ratio	3.7%	6.5%		2.7%	4.5%

Automobile and property detail:
Premiums written (voluntary) (D)	$134.9	$133.6	1.0%	$259.4	$258.3	0.4%
Automobile	89.9	91.1	-1.3%	181.5	184.4	-1.6%
Property	45.0	42.5	5.9%	77.9	73.9	5.4%

Premiums earned (voluntary) (D)	131.0	130.6	0.3%	260.7	261.8	-0.4%
Automobile	91.0	92.1	-1.2%	182.1	184.9	-1.5%
Property	40.0	38.5	3.9%	78.6	76.9	2.2%

Policies in force (voluntary) (in thousands)				801	795	0.8%
Automobile				536	529	1.3%
Property				265	266	-0.4%

Policy renewal rate (voluntary)
Automobile (6 months)				91.0%	90.6%
Property (12 months)				87.8%	87.8%

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	69.9%	55.4%		69.3%	61.8%
Expense ratio	24.0%	24.6%		24.4%	24.2%
Combined ratio	93.9%	80.0%		93.7%	86.0%

Effect of catastrophe costs on the combined ratio (C)	0.7%	0.2%		0.4%	0.2%

Total property operating statistics:
Loss and loss adjustment expense ratio	51.0%	65.4%		52.2%	63.0%
Expense ratio	25.1%	25.3%		25.0%	24.2%
Combined ratio	76.1%	90.7%		77.2%	87.2%

Effect of catastrophe costs on the combined ratio (C)	11.0%	22.3%		8.6%	15.0%

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile (C)	$1.4	$10.0		$4.4	$13.5
Total property (C)	4.2	(1.9)		6.7	(1.4)
Other property and casualty	—	—		—	—
Total (C)	5.6	8.1		11.1	12.1

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

(B)	The three and six months ended June 30, 2007 reflect reductions of $0.1 million due to net recoupment from policyholders of assessments previously paid by the Company to the Florida Citizens Property Insurance Corporation (“Florida Citizens”) and the Louisiana Citizens Fair and Coastal Plans (“Louisiana Citizens”). The three and six months ended June 30, 2006 reflected a reduction of $1.2 million due to recoupment from policyholders of assessments previously paid by the Company to Florida Citizens and Louisiana Citizens.

(C)	The three and six months ended June 30, 2006 included development of prior years’ reserves for catastrophe losses and LAE in captions related to catastrophe costs as well as captions related to prior years’ reserve development as follows: total property and casualty, unfavorable development of $1.4 million; voluntary automobile, favorable development of $1.5 million; and total property, unfavorable development of $2.9 million.

(D)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change
ANNUITY

Contract deposits	$89.0	$84.2	5.7%	$170.5	$161.4	5.6%
Variable	38.9	37.1	4.9%	75.4	72.2	4.4%
Fixed	50.1	47.1	6.4%	95.1	89.2	6.6%
Contract charges earned	5.5	4.9	12.2%	10.9	9.6	13.5%
Net investment income	32.0	29.5	8.5%	63.5	58.7	8.2%
Net interest margin (without realized gains)	9.7	8.1	19.8%	19.2	16.4	17.1%
Mortality loss and other reserve changes	(0.3)	(0.1)		(0.6)	(0.1)
Operating expenses (includes policy acquisition expenses amortized)	6.7	8.1	-17.3%	15.2	14.3	6.3%
Amortization of intangible assets	0.9	1.0		2.1	2.2
Income before tax	7.3	3.8	92.1%	12.2	9.4	29.8%
Net income	5.1	2.7	88.9%	8.5	6.5	30.8%
Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$0.5	$(0.8)		$—	$(0.2)
Value of acquired insurance in force	0.1	(0.2)		(0.1)	(0.1)
Guaranteed minimum death benefit reserve	(0.2)	—		(0.1)	0.1

Annuity contracts in force (in thousands)				165	163	1.2%
Accumulated value on deposit				$3,723.7	$3,392.6	9.8%
Variable				1,602.8	1,373.7	16.7%
Fixed				2,120.9	2,018.9	5.1%
Annuity accumulated value retention - 12 months
Variable accumulations				91.2%	91.1%
Fixed accumulations				92.4%	94.2%

LIFE

Premiums and contract deposits	$26.0	$25.8	0.8%	$49.5	$50.1	-1.2%
Premiums and contract charges earned	24.4	24.0	1.7%	48.0	47.8	0.4%
Net investment income	14.2	13.2	7.6%	28.1	26.1	7.7%
Income before tax	5.7	5.8	-1.7%	11.2	11.0	1.8%
Net income	3.6	3.6	—	7.2	7.0	2.9%
Pretax income increase due to valuation of:
Deferred policy acquisition costs	$0.1	$—		$0.1	$0.2

Life policies in force (in thousands)				230	233	-1.3%
Life insurance in force				$13,470	$13,202	2.0%
Lapse ratio - 12 months (Ordinary life insurance)				5.9%	6.1%

CORPORATE AND OTHER (A)
Components of loss before tax:
Net realized investment gains (losses)	$(0.9)	$1.7		$2.6	$4.5
Interest expense	(3.5)	(3.6)		(7.2)	(5.8)
Other operating expenses and net investment income	(0.9)	(0.2)		(1.4)	(1.0)
Loss before tax	(5.3)	(2.1)		(6.0)	(2.3)
Net loss	(3.5)	(1.4)		(4.0)	(1.6)

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at market (amortized cost 2007, $3,125.9; 2006, $3,000.0)				$3,075.2	$2,917.2
Short-term investments				47.1	12.8
Short-term investments, securities lending collateral				350.1	291.3
Policy loans and other				112.2	92.3

Total Annuity and Life investments				3,584.6	3,313.6	8.2%

Property & Casualty
Fixed maturities, at market (amortized cost 2007, $753.5; 2006, $740.9)				745.4	728.9
Short-term investments				20.8	8.9
Short-term investments, securities lending collateral				—	17.8
Other				8.7	2.6

Total Property & Casualty investments				774.9	758.2	2.2%

Corporate investments				4.3	47.9

Total investments				4,363.8	4,119.7	5.9%

Net investment income
Before tax	$55.4	$51.5	7.6%	$110.3	$101.7	8.5%
After tax	37.6	35.0	7.4%	74.9	69.3	8.1%

Net realized investment gains (losses) by investment portfolio included in Corporate and Other segment loss
Property & Casualty	$0.1	$0.2		$0.4	$0.2
Annuity	0.2	1.1		3.4	2.4
Life	(1.2)	0.4		(1.2)	1.9
Corporate and Other	—	—		—	—

Total, before tax	(0.9)	1.7		2.6	4.5
Total, after tax	(0.6)	1.1		1.7	2.9
Per share, diluted	$(0.01)	$0.02		$0.04	$0.06